Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

November 13, 2025

GXO Logistics, Inc.

Two American Lane

Greenwich, Connecticut 06831

GXO Logistics Capital B.V.

Achtseweg Noord 27

5651 GG Eindhoven

The Netherlands

Re: Registration Statement on Form S-3 (File No. 333-281757) (as amended by Post- Effective Amendment No. 1 thereto)

Ladies and Gentlemen:

We have acted as special counsel to GXO Logistics, Inc., a Delaware corporation (the “Company”), and the indirect parent of GXO Logistics Capital B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“GXO Capital”), in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-281757), which Registration Statement was initially filed on August 23, 2024 (the “Amendment” and the Registration Statement, as amended and as it may be further amended or supplemented from time to time, the “Registration Statement”), to be filed on the date hereof by the Company and GXO Capital with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”). The Registration Statement relates to, among other things, the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities (collectively, the “Securities” and, each, a “Security”):

(i)	shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, including shares of Common Stock as may from time to time be issued upon conversion or exchange of Company Debt Securities or Preferred Stock (each as defined below) or the exercise of Warrants or Units (each as defined below);

(ii)	shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of the Company in one or more series;

(iii)	debt securities (the “Company Debt Securities”) of the Company, which, unless otherwise provided in any supplement to the prospectus forming a part of the Registration Statement relating to a particular series of the Company Debt Securities, will be in the form of senior debt securities to be issued pursuant to that certain Indenture, dated as of July 2, 2021 (the “Company Base Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), filed as Exhibit 4.1 to the Registration Statement, as supplemented and amended with respect to each series of the Company Debt Securities by the terms thereof established, as applicable, pursuant to authorizing resolutions, an officer’s certificate or a supplemental indenture pursuant to Section 2.01 of the Company Base Indenture, to be executed on the date the Company Debt Securities are issued (each, a “Company Supplemental Indenture” and the Company Base Indenture, as supplemented and amended with respect to each series of Company Debt Securities by the terms of the applicable Supplemental Indenture, the “Company Indenture”);

GXO Logistics, Inc.
GXO Logistics Capital B.V.
November 13, 2025

(iv)	debt securities (the “GXO Capital Debt Securities”) of GXO Capital, which, unless otherwise provided in any supplement to the prospectus forming a part of the Registration Statement relating to a particular series of the GXO Capital Debt Securities, are to be issued under an indenture among GXO Capital, as issuer, the Company, as guarantor, and the Trustee, a form of which is filed as Exhibit 4.2 to the Registration Statement (the “GXO Capital Base Indenture” and together with the Company Base Indenture, the “Base Indentures” and each a “Base Indenture”), as supplemented by supplemental indentures among the Company, GXO Capital and the Trustee (as so supplemented, the “GXO Capital Indenture” and together with the Company Indenture, the “Indentures” and each an “Indenture”);

(v)	warrants of the Company for the purchase of Common Stock, Preferred Stock or Company Debt Securities (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreement (each, a “Warrant Agent”);

(vi)	units of the Company consisting of one or more of the Company’s Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination of those securities (“Units”), pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and one or more unit agents to be named in the applicable Unit Agreement (each, a “Unit Agent”); and

(vii)	guarantee by the Company of the GXO Capital Debt Securities (the “Guarantee”).

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company or GXO Capital, as applicable, of the Securities, which may be offered pursuant to Rule 415 under the Securities Act.

GXO Logistics, Inc.
GXO Logistics Capital B.V.
November 13, 2025

In rendering the opinions stated herein, we have examined and relied upon the following: (a) the Registration Statement (including the Amendment); (b) the Company Indenture (including the form of Company Debt Securities set forth therein) and the GXO Capital Indenture (including the form of GXO Capital Debt Securities set forth therein), each of which are an exhibit to the Registration Statement; (c) the Amended and Restated Certificate of Incorporation of the Company, as amended and as in effect as of the date hereof (the “Certificate of Incorporation”); (d) the Second Amended and Restated Bylaws of the Company, as amended and as in effect as of the date hereof (the “Bylaws”); and (e) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities.

We have examined the certificates and other documents delivered on the date hereof and such other corporate records, certificates and other documents of the Company and GXO Capital or public officials and other instruments and have had such conversations as we have deemed necessary or appropriate.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies. As to all matters of fact, we have relied with your consent upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company and GXO Capital, as applicable, and of public officials, and, in certain instances, upon the representations and warranties of the Company and GXO Capital, as applicable, contained in the Transaction Documents. We have not independently verified such information and assumptions.

In expressing the opinions set forth below, we have assumed with your consent that, at or prior to the time of the delivery of any Securities, (i) the Board of Directors or the governing body of GXO Capital, as applicable, and any appropriate committee appointed thereby, shall have taken all necessary corporate action to approve the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities; (ii) the Registration Statement, as finally amended (including the Amendment and all necessary post-effective amendments), has become effective under the Securities Act and continues to be so effective; (iii) the prospectus will describe the Securities offered thereby or an appropriate prospectus supplement or term sheet will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state and non-U.S. securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and, if applicable, the prospectus supplement; (v) the Registration Statement, the Securities and any definitive purchase, underwriting or similar agreement with respect to such Securities (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; (vii) the organizational documents of the Company or of GXO Capital, as applicable, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein and (viii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

GXO Logistics, Inc.
GXO Logistics Capital B.V.
November 13, 2025

We have assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to any such Transaction Document or the laws of the jurisdictions of organization or applicable laws with respect to such parties (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the federal securities laws of the United States of America as such laws apply to the Company and/or GXO Capital, as applicable, and the transaction pursuant to which the Securities are offered); (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company, GXO Capital and others.

We have assumed that the applicable Base Indenture, any applicable Supplemental Indenture, each Warrant Agreement and each Unit Agreement will be duly authorized, executed and delivered by each party thereto, including the applicable Trustee, Warrant Agent or Unit Agent, as the case may be, and that any Company Debt Securities, GXO Capital Debt Securities, Warrants or Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Company and/or GXO Capital, as applicable, applicable Trustee, Warrant Agent or Unit Agent, as the case may be.

GXO Logistics, Inc.
GXO Logistics Capital B.V.
November 13, 2025

We have assumed that New York law will be chosen to govern the Company Indenture, the Company Debt Securities, the Warrant Agreements, the Warrants, the Unit Agreements and the Units, and that such choice in each case is a valid and legal provision. We have also assumed that the choice of currency in which any Offered Company Debt Securities (as defined below) or Offered GXO Capital Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company, GXO Capital and others and of public officials.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.                  With respect to any shares of Common Stock offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (i) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (ii) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock have been duly executed and countersigned and (iii) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued, and the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be fully paid and nonassessable, in each case provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.                  With respect to the shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designations”) has been filed with, and accepted for record by, the Secretary of State of the State of Delaware, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (ii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designations relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (iii) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock have been duly executed and countersigned and (iv) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

GXO Logistics, Inc.
GXO Logistics Capital B.V.
November 13, 2025

3.                  With respect to any series of Company Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Company Debt Securities”), when (i) the Company Indenture and indenture trustee qualify under the Trust Indenture Act of 1939, as amended (the “TIA”) and a Statement of Eligibility of the Trustee on a Form T-1 has been filed with the Commission with respect to each such indenture trustee; (ii) the terms of the Offered Company Debt Securities and of their issuance and sale have been duly established in conformity with the Company Base Indenture and the applicable Company Supplemental Indenture relating to such Offered Company Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company and (iii) the Offered Company Debt Securities, in a form compliant with the Company Base Indenture and the applicable Company Supplemental Indenture relating to such Offered Company Debt Securities and filed as an exhibit to the Registration Statement or to be filed as an exhibit or exhibits to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the Company Base Indenture and the applicable Company Supplemental Indenture relating to such Offered Company Debt Securities and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Company Debt Securities, when issued and sold or otherwise distributed in accordance with the Company Base Indenture and the applicable Company Supplemental Indenture relating to such Offered Company Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

GXO Logistics, Inc.
GXO Logistics Capital B.V.
November 13, 2025

4.                  With respect to any series of GXO Capital Debt Securities offered by GXO Capital pursuant to the Registration Statement (the “Offered GXO Capital Debt Securities”), when (i) the GXO Capital Indenture and indenture trustee qualify under the TIA and a Statement of Eligibility of the Trustee on a Form T-1 has been filed with the Commission with respect to each such indenture trustee; (ii) the terms of the Offered GXO Capital Debt Securities and of their issuance and sale have been duly established in conformity with the GXO Capital Base Indenture and the applicable GXO Capital Supplemental Indenture relating to such Offered GXO Capital Debt Securities so as not to violate any applicable law, the organizational documents of GXO Capital, or result in a default under or breach of any agreement or instrument binding upon GXO Capital and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over GXO Capital and (iii) the Offered GXO Capital Debt Securities, in a form compliant with the GXO Capital Base Indenture and the applicable GXO Capital Supplemental Indenture relating to such Offered GXO Capital Debt Securities and filed as an exhibit to the Registration Statement or to be filed as an exhibit or exhibits to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the GXO Capital Base Indenture and the applicable GXO Capital Supplemental Indenture relating to such Offered GXO Capital Debt Securities and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered GXO Capital Debt Securities, when issued and sold or otherwise distributed in accordance with the GXO Capital Base Indenture and the applicable GXO Capital Supplemental Indenture relating to such Offered GXO Capital Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of GXO Capital, enforceable against GXO Capital in accordance with their respective terms under applicable laws.

5.                  With respect to any series of Warrants offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established and are then in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

GXO Logistics, Inc.
GXO Logistics Capital B.V.
November 13, 2025

6.                  With respect to any Units offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) a Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Units and of their issuance and sale have been duly established and are then in conformity with the applicable Unit Agreement of which the Offered Units are a component so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Offered Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Units, when issued and sold or otherwise distributed in accordance with the applicable Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7.                  With respect to any Guarantee to be offered by the Company pursuant to the Registration Statement, when the terms of the Guarantee and of their issuance and sale have been duly established in conformity with the GXO Capital Indenture and any supplemental indenture to be entered into in connection with the issuance of such Guarantee, the Guarantee, when issued and sold in accordance with the GXO Capital Indenture, any supplemental indenture to be entered into in connection with the issuance of such Guarantee and the applicable underwriting agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

GXO Logistics, Inc.
GXO Logistics Capital B.V.
November 13, 2025

The opinions set forth above are each subject to the effects of: (a) bankruptcy, insolvency, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) an implied covenant of good faith and fair dealing, (e) the waivers of any usury defense contained in the Base Indenture, any Supplemental Indenture or the Offered Company Debt Securities which may be unenforceable, (f) requirements that a claim with respect to any Offered Company Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (g) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies and (h) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review all operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

GXO Logistics, Inc.
GXO Logistics Capital B.V.
November 13, 2025

We are members of the Bar of the State of New York. The opinions set forth herein are limited to the laws of the State of New York and the DGCL (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and the federal securities laws of the United States of America, in each case as in effect on the date hereof. We express no opinion as to whether, or the extent to which, the laws of any other jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act and the rules and regulations thereunder. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz